Exhibit 3.1

DocuSign Envelope ID: 3C2E46C8-C8F1-413D-9937-5CCD2B88E62A

Filed in the Office of	Business Number E0254042016-2
Barbara K. Cegavske	Filing Number 20222454093
Secretary of State State Of Nevada	Filed On 7/11/2022 11:15:00 AM
	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: AGRIFY CORPORATION Entity or Nevada Business Identification Number (NVID): NV20161331161
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 60.44%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

DocuSign Envelope ID: 3C2E46C8-C8F1-413D-9937-5CCD2B88E62A

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X DocuSigned by: [signature] 2F30F1AFF9F8423... — Signature of Officer or Authorized Signer; Chief Executive Officer — Title X ____ Signature of Officer or Authorized Signer; Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF
AGRIFY CORPORATION
(Entity ID NV20161331161)

Pursuant to the provisions of NRS 78.380 and 78.38578.390 the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is AGRIFY CORPORATION (the“Company”).

SECOND: The document attached hereto as Exhibit “A” sets forth the amendments to the Articles of Incorporation which were adopted by the shareholders of the corporation at the Annual Meeting of Shareholders (“Annual Meeting”) held online on June 8, 2022, in the manner prescribed by law.

THIRD: At the close of business on April 11, 2022, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 26,549,220 shares of the Company’s Common Stock, each being entitled to one vote, representing all of the outstanding voting securities of the Company entitled to vote at the Meeting.

FOURTH: At the Annual Meeting, the holders of 16,853,434 shares or 63.47 percent of the Company’s Common Stock were represented in person or by proxy constituting a quorum.

FIFTH: The votes of the shareholders cast by ballot or proxy approving an Amendment to the corporation’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, and to correspondingly increase the total authorized shares of stock from 53,000,000 to 103,000,000, were as follows:

FOR:	16,047,078
AGAINST:	719,400
ABSTAIN:	86,956

Dated this l lth day of July 2022.

AGRIFY CORPORATION

By:	/s/ Raymond Chang
Name:	Raymond Chang
Title:	Chief Executive Officer

EXHIBIT “A”

The first sentence of ARTICLE 3 of the Articles of Incorporation of AGRIFY CORPORATION shall be amended to read as follows:

The total number of shares of stock that the Corporation shall have authority to issue is 103 million, consisting of 100 million shares of Common Stock, par value $0.001 per share (“Com mon Stock”) and 3 million shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).

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